Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933
                           --------------------------

                  International Business Machines Corporation
                  -------------------------------------------
             (Exact name of registrant as specified in its charter)

State of New York                                       13-0871985
- -------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

Armonk, New York                                        10504
- -------------------------------                         -------------------
(Address of Principal Executive                         (Zip Code)
Offices)

                     IBM Extended Tax Deferred Savings Plan
                     --------------------------------------
                            (Full title of the plan)

                           John E. Hickey, Secretary
                  International Business Machines Corporation
                             Armonk, New York 10504
                                 (914) 765-1900
                         -----------------------------
                      (Name, address and telephone number
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------
                               Proposed        Proposed
Title of                       maximum         maximum
securities      Amount         offering        aggregate       Amount of
to be           to be          price per       offering        registration
registered:<F1> registered:    obligation:     price:<F2>      fee:
- -----------     -----------    ----------      ---------       ------------
IBM ETDSP
Obligations     $100,000,000       100%      $100,000,000      $34,482.76

[FN]

<F1> The IBM ETDSP Obligations are unsecured obligations of International
Business Machines Corporation to pay deferred compensation in the future in accordance with the terms of the IBM Extended Tax Deferred Savings Plan.

<F2> Estimated solely for the purpose of determining the registration fee.
======================================================================

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the IBM Extended Tax Deferred Savings Plan (the "Plan").


                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1994 is incorporated herein by reference. All other reports filed since December 31, 1994 by IBM pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are also incorporated by reference. All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

The Plan has been approved by the Board of Directors of IBM to be effective on and after January 1, 1995. $100,000,000 of IBM ETDSP Obligations are being registered under this Registration Statement to be offered to certain eligible employees of IBM pursuant to the Plan.

The IBM ETDSP Obligations (the "Obligations") are general unsecured obligations of IBM to pay deferred compensation in the future in accordance with the terms of the Plan from the general assets of IBM, and rank pari passu with other unsecured and unsubordinated indebtedness of IBM from time to time outstanding.

The amount of compensation deferred by each Participant is determined in accordance with each Participant's Deferral Election Agreement under the Plan. Obligations in an amount equal to each Participant's Deferral Account (consisting of deferred amounts, IBM Matching Contributions and any appreciation or depreciation in value thereon) will be payable upon the Participant's termination or retirement if the balance of the Participant's Accounts is less than $25,000, or during the January following the calendar year of termination or retirement if the balance of the Participant's Accounts is $25,000 or more. Based on the Participant's election, balances in excess of $25,000 at retirement may be paid in installments over a period of up to 10 years.

Under the Plan, Obligations may be indexed, at the election of the Participant, to one or more of five investment funds offered to participants in the International Business Machines Tax Deferred Savings Plan (the "TDSP"). Each Participant's Obligations (i.e. Deferral Account) will be adjusted to reflect the investment experience of the underlying TDSP investment fund(s), including any appreciation or depreciation.

A Participant's Obligations cannot be alienated, sold, transfered, assigned, pledged, attached, garnished, or otherwise encumbered, and pass only to a survivor beneficiary designated under the TDSP or IBM's Group Life Insurance Plan, or by written will or the laws of descent and distribution.

The Obligations are not subject to redemption, in whole or in part, prior to the termination, retirement or death of the Participant. However, IBM reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect a Participant's right to Obligations in the amount of the Participant's Accounts as of the date of such amendment or termination.

The Obligations are not convertible into another security of IBM. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of IBM. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon a default.

Item 5.  Interests of Named Experts and Counsel.

Peter M. Acton, Associate General Counsel of IBM, who has passed upon the legality of the IBM ETDSP Obligations offered hereby, is eligible for participation in the Plan.


Item 6.  Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

          "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

The Certificate of Incorporation of IBM (Article ELEVENTH) provides the following:

          "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.


Item 8.  Exhibits.

Exhibit Number                                                     Reference
- --------------                                                     ---------
(4) Instruments defining the rights of security holders, including indentures

     IBM Extended Tax Deferred Savings Plan........................Exhibit 4

(5) Opinion re:  legality

     The opinion, dated June 15, 1995, of Peter M. Acton,
     duly admitted to practice in the State of New York and
     Associate General Counsel of IBM, as to the legality of
     the securities being registered...............................Exhibit 5

(15) Letter re:  unaudited interim financial information................None

(23) Consents of experts and counsel

     (a) the consent of Price Waterhouse LLP...................Exhibit 23(a)

     (b) the consent of Peter M. Acton (included in Exhibit 5)

(24) Powers of attorney (filed with Registration Statement
     No. 33-60225, dated June 14, 1995)

(28) Information from reports furnished to state insurance
     regulatory authorities.............................................None

(99) Additional Exhibits................................................None

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, on the 15th day of June, 1995.

                         INTERNATIONAL BUSINESS MACHINES CORPORATION
                         By
                                /s/ JOHN E. HICKEY
                         -------------------------------------------
                         (John E. Hickey, Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                            Date
- ----------------------------------------------------------------------

Louis V. Gerstner, Jr.   Chairman of the Board  )
                         of Directors and Chief )
                         Executive Officer      )
                         (Principal Executive   )
                         Officer)               )
                                                )
Jerome B. York           Director and           )
                         Senior Vice President  ) By:
                         and Chief Financial    )       /s/JOHN E. HICKEY
                         Officer (Principal     )       -----------------
                         Financial Officer)     )       (John E. Hickey,
                                                )       Attorney-in-Fact)
Jerome B. York           Acting Controller      )       June 15, 1995
                         (Principal Accounting  )
                         Officer)               )
                                                )
Harold Brown             Director               )
Fritz Gerber             Director               )
Nannerl O. Keohane       Director               )
Charles F. Knight        Director               )
Lucio A. Noto            Director               )
John B. Slaughter        Director               )
Alex Trotman             Director               )
Lodewijk C. van Wachem   Director               )
Charles M. Vest          Director               )

                                 EXHIBIT INDEX

EXHIBIT NO.
- -----------

    4                 IBM Extended Tax Deferred Savings Plan

    5                 Opinion of Peter M. Acton, Associate General Counsel

  23(a)               Consent of Independent Accountants

  23(b)               Consent of Counsel (included in Exhibit 5)

   24 Powers of Attorney (filed with Registration Statement No. 33-60225, dated June 14, 1995

                                                               EXHIBIT 4

                     IBM EXTENDED TAX DEFERRED SAVINGS PLAN


                             ARTICLE 1. DEFINITIONS


The following words and phrases as used herein have the following meanings unless a different meaning is required by the context:

1.01      "Accounts" shall mean the Company Account and the Deferral
          Account.

1.02 "Beneficiary" shall mean a person other than a Participant who is designated by a Participant or by the terms of the Plan to receive a benefit under the Plan by reason of the death of the Participant.

1.03      "Board" shall mean the Board of Directors of IBM.

1.04 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.05 "Committee" shall mean the Executive Compensation and Management Resources Committee appointed by the Board.

1.06 "Company" shall mean International Business Machines Corporation ("IBM"), a New York corporation having its principal place of business at Armonk, New York, and its Domestic Subsidiaries, excluding Foreign Branches of the Company except as may be otherwise provided in these Articles.

1.07 "Company Account" shall mean, with respect to a Participant, all amounts credited to the Participant under Sections 3.02 and 3.03, and earnings, gains, or losses on those amounts pursuant to Section 3.04.

1.08 "Company Contributions" shall mean the amount credited to a Participant under Sections 3.02 and 3.03.

1.09 "Compensation" shall mean the Participant's salary and annual incentive payment for a calendar year which would be payable to a Participant for services rendered to the Company after the Participant is no longer able to actively participate in the TDSP (or would have been unable to actively participate in the TDSP if the Participant was not an active participant in the TDSP) during the calendar year by reason of Code Section 401(a)(17) or Code

          Section 401(a)(30). A Participant's Compensation will be determined without regard to a Participant's election to make compensation reduction contributions under the TDSP (or under a cafeteria plan pursuant to Code Section 125) or to make Deferrals under this Plan.

1.10 "DCP Participant" shall mean a Participant who, for a calendar year, was offered the opportunity by the Company to defer up to 100% of his or her annual incentive payment payable for that calendar year.

1.11 "Deferral Account" shall mean, with respect to a Participant, the Participant's account balance under the Deferred Compensation Plan that has been transferred to this Plan, all amounts credited to a Participant under Section
          3.01 and earnings, gains, or losses on those amounts pursuant to Section 3.04.

1.12 "Deferral Election Agreement" shall mean the agreement entered into by the Participant pursuant to Section 2.02 under which he or she elects to defer a portion of his or her Compensation under this Plan.

1.13 "Deferrals" shall mean the amount credited to a Participant under Section 3.01.

1.14 "Deferred Compensation Plan" shall mean the incentive compensation deferral program established by IBM in November 1993.

1.15 "Domestic Subsidiary" shall mean a Subsidiary organized and existing under the laws of the United States or any state, territory, or possession thereof; provided however, that the Plan shall not be deemed to cover the employees of any Domestic Subsidiary unless authorized by the Company's chief human resources officer.

1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.17      "Effective Date" shall mean January 1, 1995.

1.18 "Eligible Employee" shall mean, for a calendar year, a domestic executive employee of the Company who is eligible for the IBM Retirement Plan whose annual rate of salary and annual incentive payment is expected to exceed (or solely for purposes of Section 3.03 did exceed in the immediately preceding calendar year) the compensation limit under Code
          Section 401(a)(17), as determined by the Committee in the relevant year.

1.19      "IBM" shall mean International Business Machines
          Corporation, any predecessor, or any successor by merger, purchase, or otherwise.

1.20 "Participant" shall mean each Eligible Employee who has made the election described in Section 2.02(a), is credited with an amount under Section 3.03, or whose account balance under the Deferred Compensation Plan has been transferred to the employee's Deferral Account under this Plan.

1.21 "Plan" shall mean this IBM Extended Tax Deferred Savings Plan, as now in effect or as hereafter amended.

1.22 "Plan Administrator" shall mean a person or a committee appointed pursuant to Article 7 which shall be responsible for reporting, recordkeeping, and related administrative requirements. If appointed as a committee, any one of the members of the committee may act individually on behalf of the committee to fulfill the committee's duties. As of the Effective Date, the Director of Executive Compensation has been appointed as the Plan Administrator.

1.23 "Plan Year" shall mean the calendar year with the first Plan Year commencing on January 1, 1995.

1.24 "Subsidiary" shall mean a corporation or other form of business organization the majority interest of which is owned, directly or indirectly, by the Company.

1.25 "TDSP" shall mean the International Business Machines Tax Deferred Savings Plan, established by the Company by resolution of its Retirement Plans Committee, effective July 1, 1983, as amended from time to time.

                            ARTICLE 2. PARTICIPATION

2.01     Eligibility

          Eligibility is limited to US executive level Eligible Employees of IBM and selected Domestic Subsidiaries whose rate of annual Compensation (defined as salary and annual incentive rate) is $150,000 or more for calendar year 1995 (adjusted periodically thereafter based on industry trends and government guidelines). For this purpose, "selected Domestic Subsidiaries" and the "executive level" are defined by the chief human resources officer in his or her sole discretion and is subject to change. The Committee shall notify employees of their eligibility for participation in the Plan as soon as practicable after the chief human resources officer has made its determination that such employees qualify as Eligible Employees for a calendar year.

2.02     Participation

  (a) No later than one month before the first day of the calendar year during which an Eligible Employee desires to have contributions credited on his or her behalf pursuant to
          Section 3.01, an Eligible Employee must execute a Deferral Election Agreement authorizing Deferrals under this Plan for such year in accordance with the provisions of Section 3.01.

  (b) If an Eligible Employee becomes an employee of the Company during a calendar year, he or she may execute a Deferral Election Agreement within 30 days of his or her date of hire. The Deferral Election Agreement shall apply to Compensation earned by the Eligible Employee in the payroll periods beginning after such agreement is submitted to the Committee.

  (c) Each Deferral Election Agreement under the Plan shall be irrevocable for the calendar year to which it relates.

  (d) Irrespective of whether an employee has made the election described above, any employee who has been selected by the Committee to have Company Contributions credited on his or her behalf pursuant to Section 3.03 shall be a Participant.

  (e) As a condition to participation in the Plan, a Participant may also be required by the Committee to provide such other information as the Committee may deem necessary to properly administer the Plan.

                            ARTICLE 3. CONTRIBUTIONS

3.01     Amount of Deferral Contributions

          For each payroll period that an Eligible Employee has Compensation beginning on or after the effective date of an Eligible Employee's Deferral Election Agreement, his or her Deferral Account shall be credited with an amount of Deferrals. The amount of Deferrals shall be equal to the designated percentage of Compensation elected by the Participant in his or her Deferral Election Agreement. Under the Deferral Election Agreement, the Eligible Employee may elect to forego receipt of amounts equivalent to 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, or 12% of the Employee's
          Compensation for each pay period during which the election is in effect, and in the event an Eligible Employee is a DCP Participant for the calendar year, he or she may defer up to 100% of his or her annual incentive payment for the calendar year.

          Deferrals shall be made under this Section 3.01 shall commence for payroll periods for a calendar year at such time as the Participant may no longer actively participate in the TDSP for the calendar year (or would have been unable to actively participate in the TDSP if the Participant was an active participant in the TDSP for the calendar year) by reason of Code Section 401(a)(17) or Code Section 401(a)(30) and has Compensation. No Deferrals may be made hereunder prior to such time, except for the deferral of a DCP Participant's annual incentive payment.

3.02     Matching Contributions

          The amount of Company Matching Contributions credited to a Participant for each payroll period shall be equal to 50% of the Participant's Deferrals for the payroll period; provided however, that no Company Matching Contributions will be made for a Participant's Deferrals in excess of 6% of the Participant's Compensation for that payroll period. Company Matching Contributions will be made in units of IBM Stock with no right to transfer such units, except as otherwise provided in this Plan.

3.03     Additional Company Contributions

          IBM may cause the Committee to credit on behalf of any Participant or any Eligible Employee who is not yet a Participant for a particular calendar year an additional amount of Company Matching Contributions or other Company Contributions, which will be made only in units of IBM Stock with no right to transfer such units, except as otherwise provided in this Plan; provided however, that any employee who was not eligible for a given calendar year because his or her rate of Compensation was expected to be below the $150,000 threshold (as adjusted) will nonetheless be credited with Company Matching Contributions (but may not make Elective Deferrals) under the Plan without any further action by IBM or the Committee, based upon such employee's Elective Deferral rate under the TDSP at the end of the calendar year, if the employee's actual Compensation for that calendar year exceeds $150,000 (as adjusted and only to the extent that the Company Matching Contributions would have been at least $300).

3.04     Investment of Accounts

          A Participant's Deferral Account shall be treated as if the Participant had invested it in certain TDSP Investment Funds in accordance with Article 4. A Participant's Company Account shall be treated as if it had been invested in the IBM Stock Fund under the TDSP; provided however, that in the event a Participant retires from the Company and does not elect to have the entire amount of his or her Accounts then paid to him or her, any amounts credited to the Participant's Company Account after retirement will be treated as if they were transferred to the Participant's Deferral Account for purposes of this Section 3.04 and
          Article 4.

3.05     Vesting of Accounts

          A Participant always shall be fully vested in his or her Accounts.

3.06     Individual Accounts

          The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Accounts. Periodically, each Participant shall be furnished with a statement setting forth the value of his or her Accounts.

            ARTICLE 4. INVESTMENT OF DEFERRALS AND DEFERRAL ACCOUNTS


4.01 Deemed TDSP Investments; Participant Control

     A Participant shall designate the proportions in which his or her Deferrals shall be treated as if they had been allocated among certain Investment Funds under the TDSP. Those Investment Funds are:

     (a)   The Fixed Income Fund

          This fund's objective is to preserve principal (the amount invested) and to provide a relatively stable rate of interest. Under TDSP, the fund invests in interest-bearing instruments, including contracts with highly rated insurance companies, banks, and other financial institutions.

     (b)   The Large Company Index Fund

          This fund is for investors seeking long-term growth of capital by achieving a market rate of return from a diversified group of large- and medium-sized company common stocks in the United States. Under TDSP, the fund invests in a broad range of common stocks to produce investment results approximating the price and yield performance of Standard & Poor's 500 Index.

     (c)   The Small Company Stock Fund

          Investors who would like to pursue long-term capital growth from a diversified group of small- and medium-sized company common stocks in the United States may want to consider this fund. Under TDSP, the fund seeks to produce results that substantially duplicate the price and yield performance of small- and medium-sized company stocks generally not represented in the Standard & Poor's 500 Index.

     (d)   The International Stock Fund

          This fund is for aggressive investors seeking long-term capital appreciation and diversification through investments in stocks based outside of the United States. Under TDSP, the fund invests in equity market investments outside North America, based on the Morgan Stanley Capital International Europe, Australia, and Far East (EAFE) Index, with a modified country weighting that limits investments in securities of any one country to approximately 25% of the fund.

     (e)   The IBM Stock Fund

          The IBM Stock Fund will appeal to aggressive investors looking for capital appreciation from a single stock investment. The objective of the fund is participation in IBM's future stock performance. IBM corporate officers who elect this investment are subject to such restrictions which are necessary for compliance with securities laws.

     The Committee may, in its discretion (which discretion may be delegated to the Treasurer or other executive officer of IBM), from time to time make additional TDSP Investment Funds available as an investment measure under this Plan and may determine that any TDSP Investment Fund, including any of the Funds described above, may be terminated as an investment measure under this Plan.

     A Participant may elect to invest his or her Deferrals entirely in any one of the funds or may elect any combination in 5% multiples.

4.02 Change of Investment Selection on Future Deferrals

     A Participant may elect to change his or her investment selection for future Deferrals once per month. The Participant must make this election in the manner prescribed by the Committee.

4.03 Change of Investment Selection on Existing Deferral Accounts

     With regard to a Participant's existing Deferral Account balance, a Participant may elect to transfer balances among the Investment Funds once per month; provided however, that the portion of the Deferral Account of a Company officer that is allocated to the IBM Stock Fund may not be transferred to another Investment Fund while the officer remains in Company employment. Any permissible transfers, if among more than one Investment Fund, must be made in 5% multiples. The Participant must make this election in the manner prescribed by the Committee, and the Committee may impose such additional rules and limitations upon transfers between Investment Funds as the Committee may consider necessary or appropriate.

                         ARTICLE 5. PAYMENT OF ACCOUNTS


5.01 Commencement of Deferral Payments

     A Participant shall be entitled to receive payment of his or her Accounts upon the Participant's (1) termination of employment from the Company for any reason other than retirement from the Company or (2) retirement from the Company with a balance of less than $25,000 in his or her Accounts. Any other Participant who is a DCP Participant and who has a termination of employment from the Company while a DCP Participant or any other Participant who retires from the Company shall be entitled to receive payment of his or her Accounts during the January following the calendar year during which the Participant had a termination of employment from the Company.

5.02 Method of Payment

     Payment of Accounts shall be made in a single lump sum payment. Notwithstanding the foregoing, a Participant with a balance of at least $25,000 in his or her Accounts who either retires from the Company or is a DCP Participant for the calendar year in which he or she no longer works for the Company may elect to receive (1) a lump sum payment upon his or her termination of employment from the Company or (2) up to ten ratable annual installment payments of the balance in his or her Accounts commencing during the January following the calendar year during which the Participant had a termination of employment from the Company. For this election to be effective, at least one full calendar year must pass between the calendar year the Participant makes the election and the calendar year the Participant has a termination of employment from the Company. The Participant must make this election in the manner prescribed by the Committee.

     Upon application of a Participant, the Committee may authorize earlier payment to the Participant after termination of employment with the Company of an amount reasonably needed to satisfy the emergency need caused by an unforeseeable emergency that causes severe financial hardship to the Participant. If a Participant dies before payment of the entire balance of his or her Accounts, an amount equal to the unpaid portion thereof as of the date of his or her death shall be payable in one lump sum to his or her Beneficiary.

5.03 Designation of Beneficiary

     Each Participant's Beneficiary under this Plan shall automatically be the person or persons designated as the Participant's beneficiary under the TDSP even if such designation is found to be invalid under the provisions of ERISA or the Code. Such Beneficiary shall be entitled to receive the lump sum amount, if any, payable under the Plan upon the Participant's death pursuant to this Section 5.03 (except if that Participant was a DCP Participant and had made an election pursuant to
     Section 5.02); provided however, that the beneficiary is alive at the time of the Participant's death. If no such Beneficiary designation is in effect at the time of the Participant's death, or if no designated Beneficiary survives the Participant, the Participant's Beneficiary shall be deemed to be the Participant's beneficiary under IBM's Group Life Insurance Plan.

                         ARTICLE 6. GENERAL PROVISIONS


6.01 Funding

  (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid by a grantor trust established pursuant to paragraph (b) below. In the sole discretion of the Committee, a Participant's Accounts may be reduced to reflect allocable administrative expense.

  (b) IBM may, for administrative reasons, establish a grantor trust for the benefit of Participants participating in the Plan. The assets of said trust will be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

       (i) The creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

      (ii) The Company shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

     (iii) Said trust agreement shall provide that its assets may be used to satisfy claims of the Company's general creditors in the event of its insolvency, and the rights of such general creditors are enforceable by them under federal and state law.

 (c) Neither the Company nor the Committee guarantees the investment alternatives available under the Plan in any manner against loss or depreciation.

6.02 No Contract of Employment

     Nothing herein contained shall be deemed to give any employee the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any employee at any time without regard to the effect that such discharge may have upon the employee under the Plan. Nothing appearing in or done pursuant to the Plan shall be held or construed to create a contract of employment with the Company, to obligate the Company to continue the services of any Employee, or to affect or modify any Employee's terms of employment in any way or to give any person any legal or equitable right or interest in the Plan or any part thereof or distribution therefrom or against the Company except as expressly provided herein.

6.03 Facility of Payment

     In the event the Plan Administrator determines that any Participant or Beneficiary receiving or entitled to receive benefits under the Plan is incompetent to care for his or her affairs and in the absence of the appointment of a legal guardian of the property of the incompetent, benefit payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee, or other legal representative) may be made to the spouse, parent, brother or sister, or other person, including a hospital or other institution, deemed by the Plan Administrator to have incurred or to be liable for expenses on behalf of such incompetent. In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of benefits payable under the Plan may be paid to such adult or adults as in the opinion of the Plan Administrator have assumed the custody and principal support of such minor.

     The Plan Administrator, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed before authorizing the payment of benefits in such situation. Benefit payments made under the Plan in accordance with determinations of the Plan Administrator pursuant to this Article 6 shall be a complete discharge or any obligation arising under the Plan with respect to such benefit payments.

6.04 Withholding Taxes

     The Plan Administrator shall have the right to withhold all applicable taxes or other payments from benefits hereunder and to report information to government agencies when required to do so by law.

6.05 Nonalienation

     No benefits payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy, or like encumbrance. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan.

6.06 Administration

     All decisions, determinations, or interpretations the Board, the Committee, the Plan Administrator, the Company or any member, officer or employee thereof are authorized to make under the Plan (including the delegation of any authority hereunder to another party) shall be made in that party's sole discretion and shall be final, binding, and conclusive on all interested persons.

6.07 Construction

     The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees, and all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York to the extent not governed by the Employee Retirement Income Security Act of 1974, as amended.

                    ARTICLE 7. MANAGEMENT AND ADMINISTRATION


7.01 Amendment or Termination

     This Plan may be amended from time to time for any purpose permitted by law or terminated at any time by written resolution of the Board or the Committee, but only if the Committee's action is not materially inconsistent with a prior action of the Board.

     The authority to amend or terminate the Plan shall include the authority to amend the procedure for amending or terminating the Plan and the authority to amend or terminate any related instrument or agreement.

7.02 Responsibilities

 (a) The following persons and groups of persons shall severally have the authority to control and manage the operation and administration of the Plan as herein delineated:

       (i)  the Board,
      (ii)  the Committee,
     (iii)  the chief human resources officer, and
      (iv) the Plan Administrator and each person on any committee serving as the Plan Administrator.

     Each person or group of persons shall be responsible for discharging only the duties assigned to it by the terms of the Plan.

 (b) The Board shall be responsible only for designating those persons who will serve on the Committee and for approval of any resolution to amend or terminate the Plan.

 (c) The Committee may, pursuant to a duly adopted resolution, delegate to the chief financial officer or the chief human resources officer, the Treasurer, the Plan Administrator or any other officer or employee of IBM, authority to carry out any decision, directive, or resolution of the Committee.

 (d) The Committee shall appoint one or more executives employed by IBM to serve as Plan Administrator or as a committee to fulfill the function of Plan Administrator. In the sole discretion of the Plan Administrator, the Plan Administrator shall have the full power and authority to:

       (i) promulgate and enforce such rules and regulations as shall be deemed be necessary or appropriate for the administration of the Plan;

      (ii)  adopt any amendments to the Plan that are required by law;
     (iii) interpret the Plan consistent with the terms and intent thereof; and
      (iv) resolve any possible ambiguities, inconsistencies, and omissions.

     All such determinations and interpretations shall be in accordance with the terms and intent of the Plan, and the Plan Administrator shall report such actions to the Committee on a regular basis. Additionally, the chief human resources officer shall appoint and designate such other IBM employees as may be needed to provide adequate staff services to the Committee and the Plan Administrator.

(e) The Committee and the Plan Administrator may engage the services of accountants, attorneys, actuaries, investment consultants, and such other professional personnel as are deemed necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The Committee, the Plan Administrator, and their delegates and assistants will be entitled to act on the basis of all tables, valuations, certificates, opinions, and reports furnished by such professional personnel.

                          ARTICLE 8. CLAIMS PROCEDURE


IBM's Executive Compensation Department is responsible for advising Participants and Beneficiaries of their benefits under the Plan. In the event a Participant or Beneficiary believes he or she is entitled to benefits and has not received them, the Participant or Beneficiary must submit a claim to the Director of Executive Compensation, IBM Corporation, Old Orchard Road, Armonk, New York 10504. A written decision setting forth its conclusions will be furnished by the Plan Administrator to the Participant or Beneficiary within 60 days after the request for review is received. Failure of the Plan Administrator to follow this procedure shall not, in and of itself, give rise to a cause of action for benefits hereunder.

                                                                 EXHIBIT 5

                                                             June 15, 1995

International Business Machines Corporation
Old Orchard Road
Armonk, NY 10504

Dear Sirs:

As Associate General Counsel of International Business Machines Corporation (herein called the "Corporation") and an attorney duly admitted to practice in the State of New York, I am familiar with the proceedings by which it was organized, the proceedings by which its Certificate of Incorporation has from time to time been amended, the proceedings by which the IBM Extended Tax Deferred Savings Plan (herein called the "Plan") was adopted by the Board of Directors and authorized to issue the IBM ETDSP Obligations requiring this registration.

I have also reviewed such documents and records as I have deemed necessary to enable me to express an informed opinion with respect to the matters covered hereby.

Based upon the foregoing, I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; and,

2. The Plan has been duly and validly authorized and adopted, and the IBM ETDSP Obligations being registered hereunder that may be issued to its participants, when issued or sold in accordance with the Plan, will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

I hereby consent to the use of my name in the Registration Statement as counsel who has passed upon the legality of the IBM ETDSP Obligations that may be offered under this registration, and to the use of this opinion as a part of the Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,
                                             /s/PETER M. ACTON
                                             ------------------------
                                             Peter M. Acton
                                             Associate General Counsel

                                                            EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1995 appearing on page 35 of the 1994 Annual Report to Shareholders of International Business Machines Corporation which is incorporated by reference in International Business Machines Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. Furthermore, we consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 7 of such Annual Report on Form 10-K.

                                                  /s/PRICE WATERHOUSE LLP
                                                 ------------------------
                                                 PRICE WATERHOUSE LLP

New York, N.Y.
June 13, 1995